Exhibit 99.1

comScore, Inc. Reports First Quarter 2015 Results

Strong Revenues and Adjusted EBITDA Performance Continue, Reflecting Positive Momentum Across Core Business and Partnerships
RESTON, VA - May 5, 2015 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the first quarter 2015.
First Quarter 2015
comScore achieved record first quarter revenue of $87.3 million, an increase of 14% compared to the first quarter of 2014. GAAP loss before income taxes was $9.7 million. GAAP net loss was $7.3 million, or $0.22 per basic and diluted share.
First quarter 2015 results and metrics compared to first quarter 2014 on a proforma basis* were as follows:

•	Revenue of $87.1 million, up 15% from a year ago.

•	Adjusted EBITDA of $21.3 million, up 25% from a year ago.

•	Adjusted EBITDA margin was 24% of revenue, up 200 basis points from a year ago.

“I’m pleased that comScore delivered another quarter of strong revenues and financial performance,” said Serge Matta, Chief Executive Officer of comScore. “Immediately following the end of the first quarter on April 1, we closed the WPP transaction that we announced on our last earnings call. I am also happy to announce that our board of directors recently authorized the increase of our share buy-back program to $150 million, demonstrating our continued commitment to return capital to our investors.”

“As a company, we continue to pursue our mission of making audiences and advertising more valuable, and are doing so during a time of rapid change in the digital media, television and advertising ecosystems,” continued Matta. “Today, one of the toughest challenges for our industry is understanding how, when and where consumers engage with video content across screens. We are solving this challenge. Cross-media is no longer an aspiration at comScore - we are increasingly making it a reality. We will be formally launching our first syndicated Xmedia product later this quarter.”

First Quarter 2015 Supplemental Financial and Business Information
(dollars in millions)
(unaudited)

	Pro Forma 1Q15*	Pro Forma 1Q14*	Change
Subscription Revenue	$79.9	$68.2	17.2%
Project Revenue	$7.2	$7.8	(7.7)%
Existing Customer Revenue	$78.9	$68.9	14.5%
New Customer Revenue	$8.2	$7.1	15.5%
International Revenue	$23.0	$22.6	1.8%
Customer Count	2,585	2,412	7.2%

* comScore classified its Mobile Operator Analytics Division as held for sale in the fourth quarter of 2014. All year-to-date 2015 and 2014 pro forma growth rates included in the foregoing reflect adjustments to exclude the company's Mobile Operator Analytics Division for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations of such products and divisions. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Financial Outlook
comScore's expectations for the second quarter of 2015 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's Mobile Operator Analytics Division.

GAAP revenue*	$86.8 million to $92.2 million

GAAP loss before income taxes*	($5.6) million to ($2.2) million

Adjusted EBITDA**	$18.5 million to $21.5 million

Estimated fully-diluted shares	41.0 million
comScore's expectations for full year 2015 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's Mobile Operator Analytics Division.

GAAP revenue*	$368.0 million to $381.0 million

GAAP (loss) / income before income taxes*	($9.2) million to $5.4 million

Adjusted EBITDA**	$85.5 million to $94.5 million

Estimated fully-diluted shares	39.5 million

*	Assumes divestiture of Mobile Operator Analytics Division during 2015
**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP Income (loss) before income taxes is set forth in the attachment to this press release.
Conference Call Information
Management will provide commentary on the company's results in a conference call on Tuesday, May 5th at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4209, Pass code 98973040
(International) 617-213-4863, Pass code 98973040
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other infrequently occurring items, non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Year to date 2015 and 2014 Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from the mobile operator analytics division. Year to date 2015 and 2014 adjusted pro forma EBITDA also excludes the estimated effects of operations related to the mobile operator analytics division products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings. In addition, the company believes that adjusting for the pro forma effect of the expected sale of the company's mobile operator analytics division promotes better comparability of the company's financial statements.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to comScore's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products; expectations as to new product releases; expectations as to comScore's performance with respect to and the benefits of comScore’s partnerships, including those with WPP/Kantar; expectations regarding the strategic and financial benefits of certain strategic transactions with WPP/Kantar; expectations regarding the benefits of comScore's proposed share buy-back program; expectations regarding the disposal or discontinuation of comScore's Mobile Operator operations, including the related financial effects thereof; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the second quarter and full year of 2015 and beyond. These statements involve risks and uncertainties that could cause comScore's actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to develop new products; comScore's ability to sell additional subscription-based products to customers; comScore's ability to sell additional products and services to existing customers; comScore's ability to successfully dispose of its Mobile Operator operations; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2014 and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:
Melvin Wesley, III
Chief Financial Officer
comScore, Inc.
(703) 438-2305
mwesley@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Revenue	$87,329	$76,899
Cost of revenue (excludes amortization of intangible assets) (1)	24,892	23,441
Selling and marketing (1)	27,331	26,066
Research and development (1)	18,006	12,477
General and administrative (1)	25,001	13,344
Amortization of intangible assets	1,379	1,955
Settlement of litigation, net	(90)	(80)
Total expenses from operations	96,519	77,203
Loss from operations	(9,190)	(304)
Interest and other expense, net	(392)	(203)
Loss from foreign currency	(72)	(153)
Loss before income tax provision	(9,654)	(660)
Income tax benefit (provision)	2,329	(122)
Net loss	$(7,325)	$(782)
Net loss per common share:
Basic	$(0.22)	$(0.02)
Diluted	$(0.22)	$(0.02)
Weighted-average number of shares used in per share calculation - common stock:
Basic	33,793,582	33,822,835
Diluted	33,793,582	33,822,835

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$2,209	$725
Selling and marketing	$3,747	$2,396
Research and development	$2,183	$725
General and administrative	$13,616	$3,377

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$40,854	$43,015
Accounts receivable, net of allowances of $2,519 and $2,079, respectively	83,502	98,185
Prepaid expenses and other current assets	13,551	11,015
Deferred tax assets	19,718	20,976
Assets held for sale	5,602	5,692
Total current assets	163,227	178,883
Property and equipment, net	45,370	42,365
Other non-current assets	969	1,017
Long-term deferred tax assets	12,683	12,369
Intangible assets, net	13,797	15,793
Goodwill	101,290	103,525
Total assets	$337,336	$353,952
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,232	$3,421
Accrued expenses	26,059	37,212
Deferred revenue	90,535	92,013
Deferred rent	1,645	1,738
Capital lease obligations	14,239	13,353
Liabilities held for sale	4,150	3,873
Total current liabilities	142,860	151,610
Deferred rent, long-term	9,433	9,738
Deferred revenue, long-term	1,126	2,063
Deferred tax liabilities, long-term	1,058	1,182
Capital lease obligations, long-term	13,023	13,072
Other long-term liabilities	751	1,022
Total liabilities	168,251	178,687
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	333,442	324,176
Accumulated other comprehensive loss	(9,956)	(5,591)
Accumulated deficit	(100,401)	(93,076)
Treasury stock	(54,036)	(50,280)
Total stockholders’ equity	169,085	175,265
Total liabilities and stockholders’ equity	$337,336	$353,952

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Operating activities:
Net loss	$(7,325)	$(782)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5,010	4,183
Amortization of intangible assets	1,379	1,955
Provision for bad debts	985	500
Stock-based compensation	21,755	7,223
Amortization of deferred rent	(446)	(255)
Deferred tax (benefit) provision	515	(255)
Gain on asset disposition	—	(20)
Changes in operating assets and liabilities:
Accounts receivable	12,116	2,107
Prepaid expenses and other current assets	(3,173)	(2,505)
Accounts payable, accrued expenses, and other liabilities	(4,181)	2,378
Deferred revenue	1,140	4,810
Deferred rent	88	36
Net cash provided by operating activities	27,863	19,375
Investing activities:
Purchase of property and equipment	(1,402)	(1,873)
Net cash used in investing activities	(1,402)	(1,873)
Financing activities:
Proceeds from the exercise of common stock options	2,363	15
Repurchase of common stock (withholding taxes)	(21,660)	(9,581)
Repurchase of common stock (treasury shares)	(3,756)	(21,498)
Excess tax benefits from stock-based compensation	—	265
Principal payments on capital lease obligations	(3,793)	(2,707)
Net cash used in financing activities	(26,846)	(33,506)
Effect of exchange rate changes on cash	(1,776)	2
Net decrease in cash and cash equivalents	(2,161)	(16,002)
Cash and cash equivalents at beginning of period	43,015	67,795
Cash and cash equivalents at end of period	$40,854	$51,793

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(unaudited)

Revenue	$87,329	$76,899
Adjustment to exclude Mobile Operator Analytics products	$(245)	$(928)
Non-GAAP Revenue (1)	$87,084	$75,971

Loss before income taxes	$(9,654)	$(660)
Deferred tax benefit (provision)	(515)	255
Current tax benefit (provision)	2,844	(377)
Net loss	(7,325)	(782)
Amortization of intangible assets	1,379	1,955
Stock-based compensation	21,755	7,223
Costs related to acquisitions, restructuring and other infrequently occurring items	1,405	2,611
Settlement of litigation, net	(90)	(80)
Adjustment to exclude Mobile Operator Analytics products	1,098	1,595
Deferred tax (benefit) provision	515	(255)
Non-GAAP net income (1)	18,737	12,267
Current tax (benefit) provision	(2,844)	377
Depreciation	5,010	4,183
Interest and other expense, net	392	203
Adjusted EBITDA (1)	$21,295	$17,030
Adjusted EBITDA margin (%)	24%	22%

GAAP EPS (diluted)	$(0.22)	$(0.02)
Non-GAAP EPS (diluted)	$0.54	$0.35

Weighted - average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	33,793,582	33,822,835
Non-GAAP EPS (diluted)	34,881,620	35,064,385

(1) comScore classified its Mobile Operator Analytics Division as held for sale in the fourth quarter of 2014. All year-to-date 2015 and 2014 amounts include adjustments to exclude the Mobile Operator Analytics Division and are based on management’s estimates of the revenue and results of operations of the aforementioned division.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)

Net cash provided by operating activities	$27,863	$19,375
Purchase of property and equipment	(1,402)	(1,873)
Free cash flow	$26,461	$17,502

Revenue and Reconciliation of Income (Loss) before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending June 30, 2015 and December 31, 2015 are based on the mid-points of the range of guidance provided herein (1)

	Three Months Ended June 30,		Full Year December 31,
	2015 (1)	2014 (1)	2015 (1)	2014 (1)
	(unaudited)		(unaudited)

Revenue	$89,500	$78,804	$374,500	$325,150

(Loss) income before income taxes	(3,900)	(1,246)	(1,900)	1,120
Amortization of intangible assets	3,200	1,488	12,000	5,937
Stock-based compensation	10,000	8,994	49,600	41,677
Costs related to acquisitions, restructuring and other infrequently occurring items	6,000	825	9,000	5,584
Settlement of litigation, net	(600)	2,940	(800)	2,700
Depreciation	4,800	4,282	20,500	17,599
Interest and other expense, net	500	302	1,600	1,241
Adjusted EBITDA	$20,000	$17,585	$90,000	$75,858
Adjusted EBITDA margin (%)	22%	22%	24%	23%

Estimated Q2 2015 and full year 2015 non-GAAP (Diluted) share count is 41.0 million and 39.5 million, respectively.

(1) The three and twelve month periods ending June 30, 2015 and 2014 and December 31, 2015 and 2014, respectively, have been adjusted to exclude the results of operations from the Mobile Operator Analytics Division.

GAAP pre-tax Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (Guidance) (1)
(dollars in thousands)

	Three Months Ended June 30,
	2015			2014
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma	As Reported	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma

Revenue	$89,750	(250)	$89,500	$80,013	(1,209)	$78,804
Adjusted EBITDA(2)	$18,900	1,100	$20,000	$16,709	876	$17,585
Adjusted EBITDA margin (%)	21%	(440)%	22%	21%	(72)%	22%

	Twelve Months Ended December 31,
	2015			2014
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma	Pre-Adjusted	Adjustment to Exclude Mobile Operator Analytics Division (1)	Pro Forma

Revenue	$378,000	(3,500)	$374,500	$329,151	(4,001)	$325,150
Adjusted EBITDA(2)	$85,200	4,800	$90,000	$71,221	4,637	$75,858
Adjusted EBITDA margin (%)	23%	(137)%	24%	22%	(116)%	23%

(1) Pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Mobile Operator Analytics Division.
(2) See reconciliation of Adjusted EBITDA.